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                                                                   EXHIBIT 10.75

                         COMMON STOCK PURCHASE AGREEMENT


      THIS COMMON STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 9th day of August, 2001 by and between Heartsoft, Inc., a Delaware corporation (the "Company"), and Crowe & Dunlevy, A Professional Corporation (the "Purchaser").

      WHEREAS, in exchange for a credit against certain legal fees and expenses incurred or to be incurred by the Company and payable to the
Purchaser in the amount of $       (the "Legal Fees") as more fully described
in a letter agreement of even date herewith between the Company and the Purchaser (the "Letter Agreement"), the Company desires to issue the Shares (as defined below) to the Purchaser; and

      WHEREAS, subject to the terms of this Agreement and the Letter Agreement, Purchaser is willing to accept the Shares in full satisfaction and payment of the Legal Fees.

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, THE PARTIES HEREBY AGREE AS FOLLOWS:

      1.    PURCHASE AND SALE OF COMMON STOCK.

            1.1 SALE AND ISSUANCE OF COMMON STOCK. The Purchaser hereby agrees to acquire, and the Company hereby agrees to sell and issue to the
Purchaser,         shares of the Company's common stock, par value $.0005 per
share (the "Shares"), at a purchase price of U.S. $      per share, for a
total purchase price of U.S. $       (the "Purchase Price"), payable as
provided in Section 1.2 below. Contemporaneously with the execution and delivery hereof, the Company shall deliver to the Purchaser a duly executed stock certificate evidencing the Shares.

            1.2 CONSIDERATION. Contemporaneously with the execution and delivery hereof, and against delivery of the certificate representing the Shares as provided above, the Purchaser shall enter on its books and records a credit to the account of the Company in the amount of the Legal Fees (and such fees thereby shall be deemed to be paid in full). The entry of such credit shall constitute payment in full of the Purchaser Price hereunder.

      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

            2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

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            2.2   AUTHORIZATION. All corporate action on the part of the
Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Shares has been taken, and this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

            2.3 VALID ISSUANCE OF SECURITIES. The Shares that are being issued to the Purchaser, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of preemptive rights. Based in part upon the representations of the Purchaser in this Agreement, the Shares will be issued in compliance with applicable United States federal and state securities laws.

            2.4 COMMISSION DOCUMENTS AND OTHER REPORTS. Since January 1, 2000, the Company has filed all periodic reports required to be filed by it with the Commission (the "Commission Documents"). As of their respective dates, the Commission Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and none of the Commission Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Commission Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by the regulations of the Commission) consistently applied throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates or for the periods indicated therein, subject, in the case of the unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure.

      3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

            3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Purchaser is a professional corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

            3.2 AUTHORIZATION. All corporate action on the part of the Purchaser, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Purchaser hereunder has been taken, and this Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

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            3.3   PURCHASE FOR OWN ACCOUNT; SUBSTANTIAL RISK AND ABSENCE OF
LIQUIDITY. The Purchaser is acquiring the Shares solely for the Purchaser's own account, and not with a view to, or for, subdivision, resale, distribution, or fractionalization thereof, or for the account, in whole or in part, of others. The Purchaser recognizes the restrictions on the transferability of the Shares, and is able to bear the substantial economic risk of an investment in the Shares, including a complete loss thereof, for an indefinite period of time. The Purchaser has no need for liquidity in this investment and has no reason to anticipate any change in circumstances, financial or otherwise, or other particular occasion or event which might cause or require the Purchaser to attempt to sell or transfer any of the Shares.

            3.4 RESTRICTIONS ON TRANSFER. The Purchaser understands that the sale of the Shares to the Purchaser is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) of the Securities Act and applicable state securities laws. The Purchaser will not sell, hypothecate or otherwise transfer any or all of the Shares other than pursuant to a specific exemption from registration under the Securities Act and applicable state securities laws.

            3.5 NOT REGISTERED. The Purchaser understands that the Shares are not registered under the Securities Act or applicable state securities laws and such securities must be held indefinitely, unless an exemption from such registration is available. The Company has not undertaken to register the Shares pursuant to the Securities Act and will have no obligation to effect on behalf of the Purchaser any registration under the Securities Act or to assist the Purchaser in complying with any exemption from registration under the Securities Act or any state securities laws.

            3.6 LEGENDS. The Purchaser acknowledges that the certificates representing the Shares, and any substitutions or replacements thereof, may bear one or all of the following legends:

            (a) "The Shares represented by this certificate have not been registered under the Securities Act of l933, as amended, and may not be sold, hypothecated or otherwise transferred or disposed of in the absence of such registration, unless an exemption from the requirement of such registration is available under the circumstances at the time obtaining."

            (b) Any legend required by the applicable securities laws of any state to the extent such laws are applicable to the certificate so legended.

            3.7 SUITABILITY. The Purchaser represents and warrants that the Purchaser has substantial knowledge and experience in the making of investments of the type contemplated by this Agreement.

            3.8 NO INCONSISTENT REPRESENTATIONS. No oral or written representations have been made or oral or written information furnished to the Purchaser or the Purchaser's advisors in connection with the purchase of the Shares that were in any way inconsistent with the information provided to the Purchaser.

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            3.9   FORWARD-LOOKING STATEMENTS. The Purchaser understands and
acknowledges that the contents of any discussions with Company management and the matters included in any information provided by the Company to the Purchaser may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. As such, those statements involve known and unknown risks and uncertainties that may cause the actual results in future periods to be materially different from any future performance that the Company presently anticipates or predicts.

            3.10 NO GENERAL SOLICITATION. The Purchaser is not purchasing the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

      4.    MISCELLANEOUS.

            4.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

            4.2 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the purchase and sale of the Shares and to carry into effect the intents and purposes of this Agreement.

            4.3 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any right, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            4.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Oklahoma without giving effect to its conflict of law principles.

            4.5 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            4.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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            4.7   NOTICES. Any notice required or permitted under this
Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon delivery by a nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed
(i) if to the Company, to the offices of the Company at 3101 North Hemlock Circle Broken Arrow, OK 74012 and (ii) if to Purchaser, to the address set forth on the signature page hereto, or, in each case, at such other address as such party may designate by written notice.

            4.8 AMENDMENTS AND WAIVERS. Neither this Agreement nor any of its provisions shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

            4.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

            4.10 ENTIRE AGREEMENT. This Agreement and the Letter Agreement collectively constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supercede any all other written or oral agreements existing between the parties hereto relating to the subject matter hereof.

                        [SIGNATURES ON FOLLOWING PAGE]








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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                COMPANY:

                                HEARTSOFT, INC.
                                a Delaware corporation



                                By: /s/ Benjamin P. Shell
                                    --------------------------------------
                                    Benjamin P. Shell, Chief Executive
                                    Officer, President and Chairman of the Board




                                PURCHASER:

                                CROWE & DUNLEVY, A PROFESSIONAL
                                CORPORATION



                                By: /s/ Gary L. Betow
                                    --------------------------------------
                                Name: Gary L. Betow
                                Title: Vice President, Tulsa Administration


                                Address:


                                500 Kennedy Building
                                321 South Boston Avenue
                                Tulsa, OK 74103







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